Exhibit 99.1

Zuora Delivers Strong First Quarter Fiscal 2019 Results

☐	Subscription revenue grew 39% year-over-year; Total revenue grew 60% year-over-year

☐	Customers with annual contract value (ACV) equal to or greater than $100,000 increased to 441 customers, from 415 at the end of Q4 fiscal 2018

☐	Dollar based retention rate increased to 112%, up 2% from Q4 fiscal 2018

San Mateo, Calif. – May 31, 2018 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced financial results for its first fiscal quarter ended April 30, 2018.

“We are the only public company 100% focused on the expanding Subscription Economy,” said Tien Tzuo, founder and CEO of Zuora. “Our strong results in our first quarter as a public company reflect the continuing adoption of the subscription business model by companies across all industries, around the world.”

First Quarter Fiscal 2019 Financial Results:

•	Revenue: Total revenue was $51.7 million, an increase of 60% year-over-year. Subscription revenue was $36.1 million, an increase of 39% year-over-year.

•	Loss from Operations: GAAP loss from operations was $18.6 million, compared to a loss of $8.0 million in the first quarter of fiscal 2018.

Non-GAAP loss from operations was $13.6 million, compared to a non-GAAP loss from operations of $6.5 million in the first quarter of fiscal 2018.

•	Net Loss: GAAP net loss was $19.4 million, compared to a loss of $8.1 million in the first quarter of fiscal 2018. GAAP net loss per share was $0.43 based on 44.9 million weighted average shares outstanding, compared to GAAP net loss per share of $0.33 based on 25.0 million weighted average shares outstanding in the first quarter of fiscal 2018.

Non-GAAP net loss was $14.5 million, compared to a loss of $6.6 million in the first quarter of fiscal 2018. Non-GAAP net loss per share was $0.32 based on 44.9 million weighted average shares outstanding, compared to non-GAAP net loss per share of $0.27 based on 25.0 million weighted average shares outstanding in the first quarter of fiscal 2018.

•	Cash Flow: Net cash used in operating activities was $7.8 million, compared to $4.4 million in the first quarter of fiscal 2018. Free cash flow was negative $9.6 million compared to negative $5.1 million in the first quarter of fiscal 2018.

•	Cash and Cash Equivalents and Restricted Cash: Cash and cash equivalents and restricted cash were $207.7 million as of April 30, 2018.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.

Key Metrics and Business Highlights:

•	Zuora ended the quarter with 441 customers with ACV equal to or greater than $100,000, representing 6% quarter-over-quarter growth in such customers, and a net add of 26 of such customers.

•	Dollar-based retention rate increased quarter-over-quarter to 112%, primarily driven by strong volume upsell activity.

•	Customer usage of Zuora solutions grew, with $7.2 billion in transaction volume through Zuora’s billing platform, an increase of 46% year-over-year.

•	Zuora completed its Initial Public Offering and began trading on the New York Stock Exchange on April 12, 2018, raising a total of $162.2 million in net proceeds.

•	On June 5-6th, Zuora will be hosting its Subscribed ‘18 user conference in San Francisco bringing together hundreds of companies seeking to thrive amidst what we see as the most disruptive business-model shift in a century. Also, on June 5th Portfolio Publishing will launch, “SUBSCRIBED: Why the Subscription Model Will Be Your Company’s Future — and What to Do About It ”, authored by Zuora founder and CEO Tien Tzuo.

Financial Outlook:

For the second quarter of fiscal 2019, Zuora currently expects:

•	Total revenue of $53.5 to $54.5 million

•	Subscription revenue of $38.0 to $38.5 million

•	Non-GAAP loss from operations of $16.0 to $15.0 million

•	Non-GAAP net loss per share of $0.16 to $0.15, assuming weighted average shares outstanding of approximately 105 million

For the full fiscal 2019, Zuora currently expects:

•	Total revenue of $220.0 to $223.0 million

•	Subscription revenue of $158.0 to $159.5 million

•	Non-GAAP loss from operations of $55.0 to $52.0 million

•	Non-GAAP net loss per share of $0.62 to $0.59, assuming weighted average shares outstanding of approximately 92 million

With respect to Zuora’s guidance as provided under “Financial Outlook” above, Zuora has not reconciled its expectations for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast and Conference Call Information:

Zuora will host a conference call for investors on May 31, 2018 at 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (866) 393-4306 or, for international callers, (734) 385-2616 with conference ID 6696498. An audio replay will be available shortly after the call and can be accessed by dialing (855) 859-2056 or, for international callers, (404) 537-3406. The passcode for the replay is 6696498. The replay will be available through June 7, 2018.

About Zuora, Inc.

Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora platform was architected specifically for dynamic, recurring subscription business models and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-cash process, including billing and revenue recognition. Zuora serves more than 900 companies around the world, including Box, Komatsu, Rogers, Schneider Electric, Xplornet and Zendesk. Headquartered in Silicon Valley, Zuora also operates offices in Atlanta, Boston, Denver, San Francisco, London, Paris, Beijing, Sydney, Chennai and Tokyo. To learn more about the Zuora platform, please visit www.zuora.com.

Investor Relations Contact:

Joon Huh

investorrelations@zuora.com

650-419-1377

Media Relations Contact:

Jayne Scuncio

jscuncio@zuora.com

408-348-1087

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP loss from operations, non-GAAP subscription gross margin, non-GAAP total gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Internal-use software. We exclude capitalization and the subsequent amortization of internal-use software, which is a non-cash expense, from certain of our non-GAAP financial measures. We capitalize certain costs incurred for the development of computer software for internal use and then amortize those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, we believe that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.

Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures as these expenditures are considered to be a necessary component of ongoing operations.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, we exclude stock-based compensation expense, amortization of intangible assets, and capitalization and amortization of internal-use software which are recurring and will be reflected in our financial results for the foreseeable future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Operating Metrics

Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.

Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to, statements regarding our GAAP and non-GAAP guidance for the second fiscal quarter and full fiscal 2019 and financial outlook and market positioning. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our final prospectus related to our initial public offering filed with the Securities and Exchange Commission on April 12, 2018 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: we have a history of net losses and may not achieve or sustain profitability; the shift by companies to subscription business models may develop slower than we expect; we may not be able to sustain or manage any future growth effectively; our security measures may be breached or our products may be perceived as not being secure; our products may fail to gain, or lose, market acceptance; we may be unable to attract new customers and expand sales to existing customers; customers may fail to deploy our solution after entering into a subscription agreement with us; customers may incorrectly or improperly deploy or use of our solution; we may not be able to develop and release new products and services; we may experience interruptions or performance problems, including a service outage, associated with our technology; we face intense competition in our markets and may not be able to compete effectively; weakened global economic conditions may adversely affect our industry; the risk of loss of key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

© 2018 Zuora, Inc. All Rights Reserved. “Zuora, Subscribed, Subscription Economy, and Powering the Subscription Economy are trademarks or registered trademarks of Zuora, Inc. Other names and brands may be claimed as the property of others.”

Source: Zuora Financial

ZUORA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands, except per share data)

(unaudited)

	Three Months Ended April 30,
	2018	2017
Revenue:
Subscription	$36,114	$26,055
Professional services	15,630	6,284

Total revenue	51,744	32,339

Cost of revenue:
Subscription	9,865	6,035
Professional services	16,153	6,774

Total cost of revenue	26,018	12,809

Gross profit	25,726	19,530

Operating expenses:
Research and development	12,062	7,877
Sales and marketing	22,837	14,952
General and administrative	9,411	4,679

Total operating expenses	44,310	27,508

Loss from operations	(18,584)	(7,978)
Interest and other (expense) income, net	(673)	(16)

Loss before income taxes	(19,257)	(7,994)
Income tax provision	(190)	(132)

Net loss	(19,447)	(8,126)

Comprehensive loss:
Foreign currency translation adjustment	(78)	166

Comprehensive loss	$(19,525)	$(7,960)

Net loss per share, basic and diluted	$(0.43)	$(0.33)

Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	44,886	24,986

ZUORA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 30, 2018	January 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$202,514	$48,208
Accounts receivable, net of allowance for doubtful accounts of $2,914 and $3,292 as of April 30, 2018 and January 31, 2018, respectively	45,388	49,764
Restricted cash, current portion	220	—
Prepaid expenses and other current assets	8,780	9,302

Total current assets	256,902	107,274
Property and equipment, net	10,923	10,204
Restricted cash, net of current portion	4,935	5,155
Purchased intangibles, net	10,610	11,292
Goodwill	20,614	20,614
Other assets	2,822	827

Total assets	$306,806	$155,366

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,466	$2,572
Accrued expenses and other current liabilities	27,825	24,496
Accrued employee liabilities	17,383	17,701
Lease obligation, current portion	967	1,066
Debt, current portion	4,167	2,917
Deferred revenue, current portion	67,605	66,058

Total current liabilities	121,413	114,810
Debt, net of current portion	10,803	12,052
Deferred revenue, net of current portion	424	346
Lease obligation, net of current portion	187	324
Other long-term liabilities	1,717	1,168

Total liabilities	134,544	128,700

Stockholders’ equity:
Convertible preferred stock	—	6
Class A common stock	1	—
Class B common stock	10	3
Additional paid-in capital	455,610	286,152
Related party receivable	(5,619)	(1,281)
Accumulated comprehensive loss	392	471
Accumulated deficit	(278,132)	(258,685)

Total stockholders’ equity	172,262	26,666

Total liabilities and stockholders’ equity	$306,806	$155,366

ZUORA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended April 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(19,447)	$(8,126)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,953	1,427
Equity-based compensation	4,601	1,154
Provision for doubtful accounts	1,195	345
Changes in operating assets and liabilities:
Accounts receivable	3,181	(363)
Prepaid expenses and other current assets	(1,932)	(242)
Other assets	(1,995)	(25)
Accounts payable	1,030	(1,105)
Accrued expenses and other current liabilities	1,936	932
Accrued employee liabilities	(318)	266
Deferred revenue	1,625	1,435
Other long-term liabilities	345	(56)

Net cash used in operating activities	(7,826)	(4,358)

Cash flows from investing activities:
Purchases of property and equipment	(1,764)	(711)

Net cash used in investing activities	(1,764)	(711)

Cash flows from financing activities:
Payments under capital leases	(236)	(535)
Proceeds from issuance of common stock upon exercise of stock options	5,749	1,305
Payments of offering costs	(1,892)	—
Proceeds from initial public offering costs, net of underwriters’ discounts and commissions	164,703	—
Increase in notes receivable—related parties	(4,344)	—
Repurchases of unvested common stock	(6)	—

Net cash provided by financing activities	163,974	770
Effect of exchange rates on cash and cash equivalents and restricted cash	(78)	166

Net increase (decrease) in cash and cash equivalents and restricted cash	154,306	(4,133)
Cash and cash equivalents and restricted cash, beginning of period	53,363	77,882

Cash and cash equivalents and restricted cash, end of period	$207,669	$73,749

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment acquired under capital leases	$—	$488

Lapse in restrictions on early exercised common stock options	$833	$156

Property and equipment purchases in accounts payable	$35	$31

Deferred offering costs accrued but not paid	$2,181	$—

Reconciliation of cash and cash equivalents and restricted cash within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$202,514	$68,594
Restricted cash, current	220	—
Restricted cash, net of current portion	4,935	5,155

Total cash and cash equivalents and restricted cash	$207,669	$73,749

ZUORA, INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended April 30, 2018
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$9,865	$(323)	$(682)	$(251)	$8,609
Cost of professional services revenue	16,153	(1,031)	—	—	15,122
Gross profit	25,726	1,354	682	251	28,013
Operating expenses:
Research and development	12,062	(1,048)	—	594	11,608
Sales and marketing	22,837	(1,590)	—	—	21,247
General and administrative	9,411	(609)	—	—	8,802
Operating loss	(18,584)	4,601	682	(343)	(13,644)
Net loss	$(19,447)	$4,601	$682	$(343)	$(14,507)
Net loss per share(1)	$(0.43)	$0.10	$0.02	$(0.01)	$(0.32)
Gross margin	50%	3%	1%	0%	54%
Subscription gross margin	73%	1%	2%	1%	76%

	Three Months Ended April 30, 2017
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$6,035	$(88)	$(179)	$(312)	$5,456
Cost of professional services revenue	6,774	(140)	—	—	6,634
Gross profit	19,530	228	179	312	20,249
Operating expenses:
Research and development	7,877	(329)	—	170	7,718
Sales and marketing	14,952	(406)	—	—	14,546
General and administrative	4,679	(191)	—	(13)	4,475
Operating loss	(7,978)	1,154	179	155	(6,490)
Net loss	$(8,126)	$1,154	$179	$155	$(6,638)
Net loss per share(1)	$(0.33)	$0.05	$0.01	$0.01	$(0.27)
Gross margin	60%	1%	1%	1%	63%
Subscription gross margin	77%	0%	1%	1%	79%

(1)	GAAP and Non-GAAP net loss per share are calculated based upon 44,886 and 24,986 basic and diluted weighted-average shares of common stock for the three months ended April 30, 2018 and 2017, respectively.

Sales and Marketing Expense

	GAAP	Stock-based Compensation	Non-GAAP
Twelve months ended April 30, 2018	80,972	(3,901)	77,071
Twelve months ended January 31, 2018	73,087	(2,717)	70,370
Twelve months ended April 30, 2017	59,910	(1,572)	58,338

Free Cash Flow

	Three Months Ended
	April 30, 2018	January 31, 2018	April 30, 2017
Net cash used in operating activities	$(7,826)	$(6,899)	$(4,358)
Less:
Purchases of property and equipment	(1,764)	(2,218)	(711)

Free cash flow	$(9,590)	$(9,117)	$(5,069)